UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2009

ACRONGENOMICS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49833	52-2219285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fairfax House, 15 Fulwood Place, London UK WC1V 6AY
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 30 697 724 3620

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Share Exchange Agreement

Effective January 31, 2009, we entered into a share exchange agreement with Vardisto Investments Limited (“Vardisto”), a private Cyprus company, and a shareholder of Vardisto. Pursuant to the share exchange agreement we agreed, among other things, to acquire 60%, of total outstanding share capital or 600 shares of common stock of Vardisto in exchange for the issuance of 9,000,000 shares of our common stock.

Vardisto’s main asset is its interest in Halldale Ventures Limited (“Halldale”). Halldale is a private Cyprus company in which Vardisto holds an 80% interest.

Effective January 30, 2009, Halldale entered into an asset purchase agreement with Maragrita Hadzopoulou-Cladaras. Pursuant to the asset purchase agreement, Halldale agreed, among other things, to acquire certain assets comprised mainly of intellectual property and certain research materials from Ms. Hadzopoulou-Cladaras in exchange for 20% of its issued and outstanding shares of common stock.

The assets purchased by Halldale pursuant to the asset purchase agreement include research materials and experimental results from the use of a compound referred to as “compound X” as an hypolipidemic agent and development of a cholesterol-lowering agent, in combination with essential oil derived from plants.

The share exchange agreement is conditional upon certain events occurring and there is no assurance that the share exchange agreement will close.

The share exchange agreement and the asset purchase agreement are attached as Exhibits 10.1 and 10.2, respectively, of this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	Share Exchange Agreement dated January 31, 2009 between our company, Vardisto Investments Limited and a certain shareholder of Vardisto Investments Limited.
10.2	Asset Purchase Agreement dated January 30, 2009 between Maragrita Hadzopoulou- Cladaras and Halldale Ventures Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRONGENOMICS INC.

By:
/s/ Platon Tzouvalis
Platon Tzouvalis
President
March 12, 2009